Exhibit 10.2
CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST, PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].
Amendment No. 1
To
Development and Supply Agreement
     This Amendment No. 1 to Development and Supply Agreement (“Amendment”) is made as of October 12, 2007 (“Amendment Effective Date”) to that certain Development and Supply Agreement (the “Agreement”), effective as of September 5, 2002 entered into by and between LUMINEX CORPORATION, a Delaware corporation with principal offices at 12212 Technology Boulevard, Austin, Texas 78727 (“LUMINEX”), and RULES-BASED MEDICINE, INC., f/k/a RBM Acquisition, Inc., a Delaware corporation with principal offices at 3300 Duval Rd., Suite 110, Austin, Texas 78759 (“RBM”). Terms used but not defined herein shall have the meanings set forth in the Agreement.
     WHEREAS, LUMINEX and RBM entered into the Agreement effective as of September 5, 2002 and LUMINEX and RBM desire to amend the Agreement, as set forth in this Amendment;
     NOW THEREFORE, in consideration of the mutual covenants contained herein, LUMINEX and RBM hereby agree to amend certain of the provisions of the Agreement as follows:
     Section 1. Amendments to Article I, Definitions. Article I is amended by adding following definitions:
     “Biophysical” means Biophysical Corporation and its predecessors, successors, subsidiaries and assigns.
     “Biophysical Full Panel Test” means a Panel of Tests included in the Biophysical Testing Services incorporating the maximum number of Tests on the Luminex platform then being offered by RBM to Biophysical.
     “Biophysical Testing Services” means all testing services performed and labeled as performed by RBM for Biophysical on the Luminex platform as of March 1, 2007, as well as all testing services performed and labeled as performed by RBM for Biophysical on the Luminex platform that are added after March 1, 2007 consistent with the terms of this Agreement.
     “Developed Kits” means any Bead-based Kit developed by or for RBM and labeled as an RBM product for use in the Elected Field(s).
     “Testing Services” means the performance of generating Test or Panel results on behalf of a third party that is developed by or for RBM and labeled as performed by RBM for use within the Elected Field(s).

     Section 2. Amendment of Elected and Available Fields. Exhibit G and Exhibit H to the Agreement are amended in their entirety by substituting the forms of Exhibit G and Exhibit H attached to this Amendment, so that the Fields listed on Exhibit H attached to this Amendment shall constitute “Elected Fields” under the Agreement. Section 4.7(e) of the Agreement shall not apply to any Elected Fields resulting from this Amendment. Further, Section 2.5 of the Agreement shall apply to any Elected Fields resulting from this Amendment provided, however, that with respect to such additional Elected Fields, the phrase “thirty (30) months after the Amendment Effective Date” shall be substituted for the phrase “eighteen (18) months after the Closing Date” as used in such Section 2.5. Notwithstanding the foregoing, the Elected Fields and Available Fields under the Amendment shall in no event include Testing for microRNA (miRNA) as defined below, or testing for any of the following disease conditions or applications. However, the following exclusions shall in no way limit or infringe upon RBM’s right to commercialize Developed Products in the Field of Research Immunoassays and Assays of Enzymes:
•	Alzheimer’s Disease and Alzheimer’s Related Diseases Testing: For avoidance of doubt, Alzheimer’s Disease and Alzheimer’s Related Diseases means any InVitro Diagnostic testing for the presence of, or predisposition to, progressive neurodegenerative diseases such as Alzheimer’s Disease in human patient samples. This includes without limitation the disease detection or screening for disease presence, patient disease predisposition, selection of therapy or therapeutic approach and the monitoring of therapeutic efficacy in progressive neurodegenerative diseases such as but not limited to, Alzheimer’s Disease (“Alzheimer’s Disease and Alzheimer’s Related Diseases Testing”);

•	Neonatal Testing: For avoidance of doubt, Neonatal Testing means the field of Neonatal and Prenatal InVitro Diagnostic testing, including but not limited to, DNA, circulating fetal RNA, protein/peptide and/or small biologically active molecules (such as hormones) where the test results are used for the clinical diagnosis, prognosis or evaluation of a therapeutic approach or product and for the quantitative or qualitative measurement of clinical specimens, including organs, tissues, fluids and compartments associated with fetal development, diagnosis, staging, predisposition, prognosis and/or monitoring of disease and development in a human fetus and through the first six (6) months following birth (“Neonatal Testing”);

•	Point of Care Testing: For avoidance of doubt, Point of Care Testing means the delivery of clinical diagnostic testing services or products at the closest point to the patient, offered either as an outpatient service or emergency room or physician’s office or public health laboratory setting. Point of Care testing is the delivery of distributed primary care testing or testing products to the patient and is not associated with testing in the centralized laboratory in most typical hospital medical centers or centralized clinical reference laboratories (“Point of Care Testing”);

•	InVitro Diagnostic Cystic Fibrosis Testing;

•	InVitro Diagnostic Jewish Heritage Related Genetic Conditions Testing;

•	InVitro Diagnostic Coagulation Related Genetic Disorders Testing;

•	Bio-Threat Agent Testing: For avoidance of doubt, Bio-Threat Agent Testing includes, but is not limited to, testing and screening for pathogens and/or toxins that may potentially be used as a bio-threat or in bio-terrorism activities (“Bio-Threat Agent Testing”);

•	Human HLA, Tissue Typing and Histo-Compatability Testing for Transplantation Testing: For avoidance of doubt, human Leukocyte antigen (HLA) testing, which includes without limitation the Field of human histo-compatability testing is the detection and measurement of HLA (human Leukocyte antigen) cellular antigens, serum based antibodies to HLA antigens, soluble HLA antigens and nucleic acids related to such antigens (“HLA Testing”);

•	InVitro Diagnostic Human Papillomavirus (HPV) Infectious Agent Testing;

•	Commercial Blood Transfusion Product Testing: For avoidance of doubt, Commercial Blood Transfusion Product Testing means blood screening for infectious agents related to blood processing for therapeutic transfusion or industrial purposes (“Commercial Blood Transfusion Testing”);

•	MicroRNA Testing: For avoidance of doubt, Testing for microRNA (miRNA) refers to a class of small non-coding ribonucleic acid (RNA) species that are involved in gene expression regulation (“Testing for microRNA”);

•	Veterinarian, Companion Animal and Production Animal Testing: For avoidance of doubt, RBM shall be entitled to continue its testing with respect to animal samples submitted to RBM for research only testing services and kits that are produced by RBM for laboratory research animals, including, but not limited to, rodents, primates and canines, for clinical or medical based research; and

•	Crop Protection and Crop Safety Testing and Food Production and Food Safety Testing: For avoidance of doubt, RBM shall be entitled to market research-use Developed Products for crop safety and food safety testing in all sample types of human and animal subjects, provided the crop or food product is not for resale.

     Section 3. License to Perform Testing Services.
     The following is added at the end of Section 2.1 of the Agreement:
“For avoidance of doubt, the rights granted under this Agreement shall include, without limitation, all rights to the design, development, manufacturing, performance, sale, distribution and exploitation of Biophysical Testing Services (expressly excluding Developed Kits). RBM shall have the ability to add to or modify the services included in the Biophysical Testing Services, provided that all added services are consistent with use in the Elected Fields. Biophysical shall have no obligations of any nature to LUMINEX relating to or arising in connection with the Biophysical Testing Services.”
     Section 4. Royalties for Biophysical Testing Services.
     The following is added at the end of Section 4.7(b) of the Agreement:
     “With respect to Biophysical Testing Services for a Biophysical Full Panel Test, the Testing Services Royalties shall be the greater of:
(i)	[***] of RBM’s Net Sales of the Biophysical Testing Services performed on the Luminex platform; or

(ii)	[***].
     With respect to Biophysical Testing Services for a subpart of a Biophysical Full Panel Test, the Testing Services Royalties shall be the greater of:
(i)	[***] of RBM’s Net Sales of the Biophysical Testing Services performed on the Luminex platform; or

(ii)	the result derived by multiplying [***] by a fraction, the numerator of which is the number of analytes on the Luminex platform used by RBM in such subpart and the denominator of which is the number of analytes on the Luminex platform used by RBM in a Biophysical Full Panel Test.”
     Section 5. Termination Right With Respect to Certain Transactions.
     The following is added at the end of Section 8.3 of the Agreement:
“In addition, this Agreement may be terminated by Luminex, by written notice of termination to RBM effective immediately, in the event RBM is acquired by or merges with any of the entities listed below, or any entity related to or affiliated with those listed below at any time. The Parties acknowledge that this provision shall apply in the event that any of the following entities create, form, merge with, or control any third party entity that acquires or merges with RBM at any time
1. Illumina, Inc.
2. Beckman Coulter, Inc.
3. Affymetrix, Inc.

4. Cepheid
5. Ciphergen Biosystems, Inc.
6. Nanogen, Inc.
7. Becton, Dickinson and Company”
     Section 6. Miscellaneous. The provisions of the Agreement shall remain in full force and effect except as expressly amended and modified as set forth in this Amendment. This Amendment and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas without regard to any choice of law principles. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document. In the event of a conflict between this Amendment and the Agreement, this Amendment shall prevail.
(SIGNATURE PAGE AND EXHIBITS FOLLOW)

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment.

RULES-BASED MEDICINE, INC.			LUMINEX CORPORATION

By:	/s/ T. Craig Benson		By:	/s/ David S. Reiter

	Name:	T. Craig Benson		Name:	David S. Reiter
	Title:	President and CEO		Title:	Vice President and General Counsel

EXHIBIT G
AVAILABLE FIELDS
DIAGNOSTIC FIELDS
The Field of Bacteriological Nucleic Acid Assays
The Field of Bacteriological Nucleic Acid Assays means the detection of bacteria by measurement of specific nucleic acids.
Examples of analytes in this Field are: salmonella, campylobacter, H. Pylori, staphylococcus, streptococcus, tuberculosis, E. coli and related toxins, syphilis, gonorrhea
The Field of Developed Kits for Cancer Marker Immunoassay Testing
The Field of Developed Kits for Cancer Marker Immunoassay Testing means Developed Kits for those markers, antibodies thereto which are diagnostic for and/or used to detect and monitor cancers of all types, solid and lymphatic.
Examples of analytes in this Field are: PSA, CEA, PAP, AFP, CA 19-9, CA 15-3, CA 125, calcitonin
RBM shall have the right to elect to add the Field of Developed Kits for Cancer Marker Immunoassay Testing upon the payment of an additional Rights Fee of [***] to LUMINEX, and upon payment of such Rights Fee, such Field will be deemed to be added to Exhibit H as an Elected Field.
The Field of Cancer Marker Nucleic Acid Testing
The Field of Cancer Marker Nucleic Acid Testing means the detection of nucleic acid sequences which are diagnostic for and/or used to detect and monitor the presence of cancers of all types, solid and lymphatic.
Examples of analytes in this Field are: BRAC1, BRAC2, P53, K-RAS (EXCLUDING miRNA and HPV INFECTIOUS AGENT TESTING)
The Field of Cytokine/Chemokine Nucleic Acid Testing
The Field of Cytokine/Chemokine Nucleic Acid Testing means the detection of nucleic acids of intercellular messengers and their receptors.
Examples of analytes in this Field are: interleukins, growth factors, apoptotic and signal transduction markers.

The Field of Identity Testing
The Field of Identity Testing means the detection of nucleic acid sequences (EXCLUDING HLA) for identity/paternity testing.
The Field of Mycology/Parasitology Nucleic Acid Assays
The Field of Mycology/Parasitology Nucleic Acid Assays means the detection of fungi and parasites by measurement of specific nucleic acids.
Examples of analytes in this Field are: aspergillus, candida, nucleic acids associated with schistosomiasis, giardia lamblia, leishmaniasis, Lyme Disease, Chagas, toxoplasmosis
The Field of Virology Nucleic Acid Assays
The Field of Virology Nucleic Acid Assays means the detection of viruses by measurement of specific nucleic acids.
Examples of analytes in this Field are: HbsAg, Hepatitis C, HIV, rotavirus, respiratory syncytial virus, influenza, herpes, chlamydia, HIV, herpes, chlamydia, HIV, (EXCLUDING HPV INFECTIOUS AGENT AND COMMERCIAL BLOOD TRANSFUSION TESTING)
RESEARCH PRODUCTS FIELD
The Field of Research Nucleic Acid
Nucleic Acid Testing means the detection and/or quantitation of a nucleic acid using a probe or gene sequence whether for detection of mRNA expression, gene sequencing, gene synthesis, display (differential or not) or other purpose solely for Research Use. (EXCLUDING miRNA)

EXHIBIT H
ELECTED FIELDS
The Field of Research Immunoassays and Assays of Enzymes
Research Immunoassays means the detection and/or quantitation of a substance and or organism/toxin using an antibody whether in a direct or competitive assay or an antigen to detect an antibody solely for Research Use. Assays of Enzymes means the detection of enzymes as opposed to the use of enzymes as part of another analytical method, e.g., ELISA solely for Research Use. For avoidance of doubt, this field shall encompass the entire Research Products Field other than Research Nucleic Acids.
DIAGNOSTIC FIELDS
The Field of Allergy Testing
The Field of Allergy Testing means the detection of allergens (known substances which cause allergic reactions), antibodies thereto (all classes) and markers associated with the allergic process.
Examples of analytes in this Field are: total and allergen specific immunoglobulin (IgE) and other immunoglobulin (IgG, IgA) mites, foods, ragweed, pollen and other substances, e.g., histamine, directly related to the allergic response.
The Field of Autoimmune Disease Testing
The Field of Autoimmune Disease Testing means the detection and measurement of antigens (soluble or cellular) and serum antibodies thereto which are related to auto immune diseases such as lupus erythematosus, rheumatoid arthritis, Sjogrens disease, Scleroderma, Diabetes, and various neurological disorders, etc.
Examples of analytes in this Field are: anti-nuclear antibodies, anti-DNA antibodies, smooth muscle antibody, anti-cardiolipin antibodies, anti-mitochondrial antibodies, anti-neutrophil Cytoplasmic Antibodies (ANCA), rheumatoid factor, anti-myelin
The Field of Bacteriological Immunoassays
The Field of Bacteriological Immunoassays means the detection of bacteria, toxins related thereto and antibodies thereof.
Examples of analytes in this Field are: salmonella, campylobacter, H. Pylori, staphylococcus, streptococcus, tuberculosis, E. coli and related toxins, syphilis, gonorrhea

The Field of Cancer Marker Immunoassay Testing Services
The Field of Cancer Marker Immunoassay Testing Services means Testing Services for those markers, antibodies thereto which are diagnostic for and/or used to detect and monitor cancers of all types, solid and lymphatic.
Examples of analytes in this Field are: PSA, CEA, PAP, AFP, CA 19-9, CA 15-3, CA 125, calcitonin
The Field of Cardiac Event Marker Testing
The Field of Cardiac Event Marker Testing means the detection of markers associated with a heart attack, stable and unstable angina, congestive heart disease, ventricular dysfunction and related cardiac conditions.
Examples of analytes in this Field are: CKMB, Troponin I, Troponin T, myoglobin.
The Field of Coronary Artery Disease Marker Testing
The Field of Coronary Artery Disease Marker Testing means the detection of markers which are indications of coronary artery disease including hypertension and risk of cardiac events.
Examples of analytes in this Field are: fibrinogen, homocystine, apolipoproteins, lipoproteins including genetic markers of the diseases, aldosterone, renin, catecholamine, ferritin, B12/Folate.
The Field of Cytokine/Chemokine Immunoassay Testing
The Field of Cytokine/Chemokine Immunoassay Testing means the detection of intercellular messengers, their receptors and antibodies thereto, specifically excluding endocrine hormones.
Examples of analytes in this Field are: interleukins, growth factors, apoptotic and signal transduction markers.
The Field of Drugs of Abuse
The Field of Drugs of Abuse means the detection or recreational, elicit and other drugs which are abusive by nature or abusive in overdoses.
Examples of analytes in this Field are: cocaine, canabinoids, barbiturates, amphetamines and metabolites.

The Field of Endocrinology Testing
The Field of Endocrinology Testing means the measurements of hormones secreted by the endocrine system.
Examples of analytes in this Field are: T4 (triiodothyronine), T3 uptake, free T4, TSH (thyroid stimulating hormone), HGH (human growth hormone), somatostatin, cortisol, insulin antibody, thyroglobulin, HCG, Estrogen, Estriol, Estradiol, FSH (follicle stimulating hormone), LH (leutinizing hormone), Prolactin, HPL (human placental lactogen), Testosterone, Progesterone.
The Field of Hemostasis
The Field of Hemostasis means the measurement of clotting factors, antigens and antibodies related to clot formation, antigens and antibodies related to thrombolysis and other markers directly involved in measuring status of hemostasis.
Examples of analytes in this Field are: soluble fibrins, D-dimer, fibrin degradation products, beta-thromboglobulin, factor IIA, factor XIIA, other coagulation factors, protein C.
The Field of Immunoglobulin and Serum Protein Testing
The Field of Immunoglobulin and Serum Protein Testing means the detection and measurement of various immunoglobulin, their classes and sub-classes and serum proteins, excluding proteins associated with other Fields as defined herein.
Examples of analytes in this Field are: IgG, IgM, IgA and their sub-classes, complement, alpha 1 antitrypsin, C-Reactive protein, ceruloplasmin, haptoglobin, transferrin.
The Field of Mycology/Parasitology Immunoassays
The Field of Mycology/Parasitology Immunoassays means the detection of fungi and parasites, toxins related thereto and antibodies thereof.
Examples of analytes in this Field are: aspergillus, candida, markers or antibodies associated with schistosomiasis, giardia lamblia, leishmaniasis, Lyme Disease, Chagas, toxoplasmosis.
The Field of Nutritional Status Testing
The Field of Nutritional Status Testing means the measurement of analytes associated with and indicative of an individual’s nutritional status.
Examples of analytes in this Field are: Vitamin, trace metals, coenzymes.

The Field of Osteoporosis Testing
The Field of Osteoporosis Testing means the detection of markers which solely or partially help determine the existence of an osteoporotic condition and/or stage of the disease including the specific treatment thereof.
Examples of analytes in this Field are: osteocalcin, C-telopeptide, N-telopeptide, alkaline phosphatase, acid phosphatase.
The Field of Therapeutic Drug Monitoring
The Field of Therapeutic Drug Monitoring means the measurement of drug levels in patients in order to monitor their levels to achieve optimal therapy.
Examples of analytes in this Field are: antibiotic aminoglycosides such as amikacin and, vancomycin, drugs to treat respiratory diseases such as, drugs to treat neurological diseases such as Dilantin and Phenobarbital for epilepsy, cyclosporin, drugs to treat cancer such as methotrexate, Taxol, cardiac drugs such as Digoxin, etc.
The Field of Virology Immunoassays
The Field of Virology Immunoassays means the detection of viruses, toxins related thereto and antibodies thereof.
Examples of analytes in this Field are: HbsAg, Hepatitis C, HIV, rotavirus, respiratory syncytial virus, influenza, herpes, chlamydia, HIV, Herpes, chlamydia, HIV, (EXCLUDING HPV INFECTIOUS AGENT AND COMMERCIAL BLOOD TRANSFUSION TESTING)